                                                                    Exhibit 10.3

================================================================================

                               SUBI SALE AGREEMENT

                        dated as of [__________], [_____]

                                     between

                                VW CREDIT, INC.,
                                    as Seller

                                       and

                VOLKSWAGEN AUTO LEASE UNDERWRITTEN FUNDING, LLC,
                                    as Buyer

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS....................................................     1
   SECTION 1.1  Certain Terms............................................     1
   SECTION 1.2  Other Definitional Provisions............................     2
   SECTION 1.3  Other Terms..............................................     2
   SECTION 1.4  Computation of Time Periods..............................     2

ARTICLE II PURCHASE AND CONTRIBUTION.....................................     2
   SECTION 2.1  Agreement to Sell and Contribute.........................     2
   SECTION 2.2  Consideration and Payment................................     2
   SECTION 2.3  Representations, Warranties and Covenants................     3
   SECTION 2.4  Subordinated Note........................................     5
   SECTION 2.5  Protection of Title......................................     5
   SECTION 2.6  Other Adverse Claims or Interests........................     6

ARTICLE III MISCELLANEOUS................................................     6
   SECTION 3.1  Transfers Intended as Sale; Security Interest............     6
   SECTION 3.2  Specific Performance.....................................     7
   SECTION 3.3  Notices, Etc.............................................     7
   SECTION 3.4  Choice of Law............................................     7
   SECTION 3.5  Counterparts.............................................     8
   SECTION 3.6  Amendment................................................     8
   SECTION 3.7  Waivers..................................................     9
   SECTION 3.8  Entire Agreement.........................................     9
   SECTION 3.9  Severability of Provisions...............................     9
   SECTION 3.10 Binding Effect; Assignability............................     9
   SECTION 3.11 Acknowledgment and Agreement.............................     9
   SECTION 3.12 No Waiver; Cumulative Remedies...........................    10
   SECTION 3.13 Nonpetition Covenant.....................................    10
   SECTION 3.14 Each SUBI Separate; Assignees of SUBI....................    10
   SECTION 3.15 Submission to Jurisdiction; Waiver of Jury Trial.........    11

Schedule I Representations and Warranties with Respect to Units

Schedule II Perfection Representations, Warranties and Covenants

                               SUBI SALE AGREEMENT

     THIS SUBI SALE AGREEMENT is made and entered into as of [_____], [_____] (as amended, supplemented or modified from time to time, this "Agreement") by VW CREDIT, INC., a Delaware corporation (the "Seller"), and VOLKSWAGEN AUTO LEASE UNDERWRITTEN FUNDING, LLC, a Delaware limited liability company (the "Buyer").

                                   WITNESSETH:

     WHEREAS, VW Credit Leasing, Ltd. is a Delaware statutory trust (the "Origination Trust") formed and operated pursuant to that certain Trust Agreement dated as of June 2, 1999 (as amended, modified or supplemented from time to time, the "Origination Trust Agreement") for the purpose, among other things, of acquiring title to Units;

     WHEREAS, on the date hereof, the Seller, as owner of the entire undivided interest in the Origination Trust (the "UTI Portfolio"), and U.S. Bank National Association, as UTI Trustee (in such capacity, the "UTI Trustee"), SUBI Trustee (in such capacity, the "SUBI Trustee") and Administrative Trustee (in such capacity, the "Administrative Trustee"; together with the UTI Trustee, the SUBI Trustee and Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), the "Origination Trustees"), are entering into that certain Transaction SUBI Supplement 20[__]-[__] to Origination Trust Agreement (as amended, modified or supplemented from time to time, the "Transaction SUBI Supplement") to create a special unit of beneficial interest (the "Transaction SUBI"); and

     WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to acquire, the Seller's entire beneficial ownership interest in (A) the Units allocated to the Transaction SUBI (the "Transaction SUBI Portfolio") and (B) the certificate issued as evidence thereof (the "Transaction SUBI Certificate");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 Certain Terms. Terms defined in Appendix A to the Indenture, dated as of [_____], [_____] (as amended, supplemented or modified from time to time, the "Indenture"), between Volkswagen Auto Lease Trust 20[__]-[__], a Delaware statutory trust (the "Issuer"), and [_____], as indenture trustee, are, unless otherwise defined herein or unless the context otherwise requires, used herein as defined therein. In addition, the following terms shall have the following meanings (such terms applicable to both the singular and plural form):

     "Allocation Price" means, with respect to any Unit, an amount equal to 100% of the Securitization Value thereof as of the Cut-Off Date.

                                                             SUBI Sale Agreement

     "SUBI Allocation Price" means, with respect to all Units to be allocated to the Transaction SUBI in accordance with Section 2.1 on the Closing Date, the aggregate of the Allocation Prices for all Units to be so allocated on such date.

     SECTION 1.2 Other Definitional Provisions.

     (a) Each term defined in the singular form in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement or any certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in shall mean the singular thereof when the singular form of such term is used herein or therein.

     (b) The words "hereof", "herein", "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to or of this Agreement unless otherwise specified.

     SECTION 1.3 Other Terms. All accounting terms not specifically defined herein or in Appendix A to the Indenture shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC and not specifically defined herein or in Appendix A to the Indenture are used herein as defined in such Article 9.

     SECTION 1.4 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                                   ARTICLE II

                            PURCHASE AND CONTRIBUTION

     SECTION 2.1 Agreement to Sell and Contribute.

     On the terms and subject to the conditions set forth in this Agreement, on the date hereof, the Seller hereby:

     (a) transfers, assigns, sets over, sells and otherwise conveys to the Buyer, and the Buyer hereby purchases from the Seller, all of the Seller's right, title and interest in and to the Transaction SUBI Certificate and the Transaction SUBI, including, but not limited to, all Collections thereunder after the Cut-Off Date; and

     (b) directs the UTI Trustee and the Servicer to identify from the Origination Trust Assets allocable to the UTI Interest, and to allocate to the Transaction SUBI Portfolio represented by the Transaction SUBI Certificate, the Transaction SUBI Assets identified in Section 11.1 of the Transaction SUBI Supplement.

     SECTION 2.2 Consideration and Payment. In consideration of the transfer of the Transaction SUBI transferred to the Buyer on the Closing Date, the Buyer shall pay to the Seller on the Closing Date the SUBI Allocation Price with respect thereto by (i) making a cash payment to the Seller to the extent that the Buyer has received a cash payment from the Issuer pursuant to the SUBI Transfer Agreement and (ii) if the SUBI Allocation Price to be paid for the Units exceeds the amount of any cash payment for the account of the Seller on such day pursuant to clause (i), (x) such excess shall automatically be considered to have been contributed to the Buyer by the Seller as a capital contribution or (y) at the option of the Seller (as evidenced by notice to the Buyer), to the extent the Buyer would not be left with insufficient capital to meet, with a reasonable degree of certainty, its reasonably foreseeable obligations as they come due, the Buyer may increase the principal amount due and outstanding under the Subordinated Note (as defined below). As of the Closing Date, the Buyer paid in cash $[__________] of the SUBI Allocation Price, and the Seller contributed to the Buyer such Units as had an aggregate Securitization Value equal to $[ ] and received the Subordinated Note (as defined below) in an initial outstanding principal amount of $[__________].

     SECTION 2.3 Representations, Warranties and Covenants.

     (a) The Seller hereby represents and warrants to the Buyer that, as of the date hereof:

          (i) Existence and Power. The Seller is a corporation and the Origination Trust is a statutory trust, in each case, duly organized, validly existing and in good standing under the laws of its state of organization, and each of the Seller and the Origination Trust has all power and authority required to carry on its business as it is now conducted. Each of the Seller and the Origination Trust has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the business, properties, financial condition or results of operations of the Seller or the Origination Trust, respectively, taken as a whole.

          (ii) Corporate Authorization and No Contravention. The execution, delivery and performance by each of the Seller and the Origination Trust of each Transaction Document to which it is a party (i) have been duly authorized by all necessary corporate action, (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any agreement, contract, order or other instrument to which it is a party or its property is subject and (iii) will not result in any Adverse Claim on the Transaction SUBI or give cause for the acceleration of any indebtedness of the Seller or the Origination Trust.

          (iii) No Consent Required. No approval, authorization or other action by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Seller or the Origination Trust of any Transaction Document other than UCC filings and other than approvals and authorizations that have previously been obtained and filings which have previously been made.

          (iv) Binding Effect. Each Transaction Document to which the Seller or the Origination Trust is a party constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity.

          (v) Ownership and Transfer of Transaction SUBI. Immediately preceding its sale of the Transaction SUBI to the Buyer, the Seller was the owner of the Transaction SUBI, free and clear of any Adverse Claim, and after such sale of the Transaction SUBI to the Buyer, the Buyer shall at all times be entitled, with respect to the Transaction SUBI, to all of the rights and benefits of a holder of a SUBI under the Origination Trust Documents.

          (vi) Applicable Law. Each of the Seller and the Origination Trust is in compliance with all Applicable Laws, the failure to comply with which would have a material adverse effect.

          (vii) Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that (i) question the validity or enforceability of this Agreement or adversely affect the ability of the Seller to perform its obligations hereunder or (ii) individually or in the aggregate would have a material adverse effect. Neither the Seller nor the Origination Trust is in default with respect to any orders of any Governmental Authority, the default under which individually or in the aggregate would have a material adverse effect.

          (viii) Status of Seller. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Seller is not subject to regulation as a "holding company", an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (ix) Status of Origination Trust. The Origination Trust is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Origination Trust is not subject to regulation as a "holding company", an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     The representations and warranties set forth in this Section 2.3(a) shall speak only as of the date hereof and shall survive the sale of the Transaction SUBI hereunder.

     (b) The Seller hereby represents and warrants to the Buyer with respect to each Unit being allocated to the Transaction SUBI on the Closing Date that, as of the Cut-Off Date or the Closing Date, as applicable, the representations and warranties set forth on Schedule I hereto were true and correct with respect to such Unit. The representation and warranties set forth on Schedule I hereto shall survive the allocation of such Unit hereunder.

     (c) Upon discovery by the Buyer or the Seller of a breach of any of the representations and warranties set forth in Section 2.3(b) at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer in the related Unit, the party discovering such breach shall give prompt written notice thereof to the other parties. If the Seller does not correct or cure such breach prior to the end of the Collection Period after the date that the Seller was notified of such breach, then the Seller shall direct the SUBI Trustee and the Servicer to reallocate the noncompliant Units from the Transaction SUBI Portfolio to the UTI Portfolio on the Payment Date following the end of such Collection Period. In consideration for such reallocation, the Seller shall make a payment to the Buyer equal to the Securitization Value of such Unit as of the beginning of the Collection Period preceding such Payment Date by depositing such amount into the Collection Account prior to 11:00 a.m., New York City time, on such Payment Date. It is understood and agreed that the obligation of the Seller to reallocate any Unit as to which such a breach has occurred and is continuing as described above and to make the related reallocation payment shall constitute the sole remedy respecting such breach available to the Buyer.

     (d) Perfection Representations. The representations, warranties and covenants set forth on Schedule II hereto shall be a part of this Agreement for all purposes. Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations contained in Schedule II shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture have been finally and fully paid and performed. The parties to this Agreement: (i) shall not waive any of the perfection representations contained in Schedule II; (ii) shall provide the Rating Agencies with prompt written notice of any breach of perfection representations contained in this Schedule and (iii) shall not waive a breach of any of the perfection representations contained in Schedule II.

     SECTION 2.4 Subordinated Note.

     (a) On the Closing Date, the Buyer will deliver to the Seller a subordinated promissory note, payable to the order of the Seller (as the same may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory note issued from time to time in substitution therefor or renewal thereof, being herein called the "Subordinated Note").

     (b) The Seller shall make all appropriate record keeping entries with respect to the Subordinated Note to reflect the payments on and adjustment of the Subordinated Note. The Seller's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on the Subordinated Note at any time, and the Seller hereby promises to mark the Subordinated Note "CANCELED" and return it to the Buyer upon the final payment thereof.

     SECTION 2.5 Protection of Title.

     (a) Filings. The Seller shall file such financing statements and cause to be filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Buyer under this Agreement in the Transaction SUBI. The Seller shall deliver (or cause to be delivered) to the Buyer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Name Change. The Seller shall not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with
Section 2.5(a) "seriously misleading" within the meaning of Section 9-506, 9-507 and 9-508 of the UCC, unless it shall have given the Buyer at least 30 days' prior written notice thereof and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable in the opinion of the Buyer to amend all previously filed financing statements or continuation statements described in Section 2.5(a).

     (c) Sales Tax. All sales, property, use, transfer or other similar taxes due and payable upon the purchase of the Transaction SUBI and the beneficial interest in the Units included in the Transaction SUBI Portfolio by the Buyer will be paid or provided for by the Seller.

     (d) Executive Office; Maintenance of Offices. The Seller shall give the Buyer at least 30 days' prior written notice of any change of location of the Seller for purposes of Section 9-307 of the UCC and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable in the opinion of the Buyer to amend all previously filed financing statements or continuation statements described in Section 2.5(a). The Seller shall at all times maintain each office from which it services Origination Trust Assets and its principal executive office within the United States of America.

     SECTION 2.6 Other Adverse Claims or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Seller shall not sell, pledge, assign or transfer the Transaction SUBI to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim on any interest therein, and the Seller shall defend the right, title and interest of the Buyer in, to and under the Transaction SUBI against all claims of third parties claiming through or under the Seller.

                                  ARTICLE III

                                 MISCELLANEOUS

     SECTION 3.1 Transfers Intended as Sale; Security Interest.

     (a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales and contributions rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. The sale and contribution of the Transaction SUBI and the Transaction SUBI Certificate shall be reflected on the Seller's balance sheet and other financial statements as a sale and contribution of assets by the Seller. The sales and contributions by the Seller of the Transaction SUBI and the Transaction SUBI Certificate and the beneficial interest in the Units allocated thereto hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of underlying indebtedness, and therefore are intended to be consistent with warranties ordinarily given by a seller of goods under Article 2 of the UCC.

     (b) Notwithstanding the foregoing, in the event that the Transaction SUBI and the Transaction SUBI Certificate are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Transaction SUBI and the Transaction SUBI Certificate, then it is intended that:

          (i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

          (ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller to the Buyer of a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Transaction SUBI and the Transaction SUBI Certificate, to secure the performance of the obligations of the Seller hereunder;

          (iii) The possession by the Buyer or its agent of the Transaction SUBI Certificate shall be deemed to be "possession by the secured party" or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

          (iv) Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Buyer for the purpose of perfecting such security interest under applicable law.

     SECTION 3.2 Specific Performance. Either party may enforce specific performance of this Agreement.

     SECTION 3.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if personally delivered when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

     SECTION 3.4 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS,

RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 3.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     SECTION 3.6 Amendment.

     (a) Any term or provision of this Agreement may be amended by the parties hereto without the consent of the Indenture Trustee, any Noteholder, the Issuer or the Owner Trustee; provided that (i) any amendment that materially and adversely affects the interests of the Noteholders shall require the consent of Noteholders evidencing not less than a majority of the aggregate outstanding principal amount of the Outstanding Notes, voting as a single class, and (ii) any amendment that materially and adversely affects the interests of the Certificateholders, the Indenture Trustee or the Owner Trustee shall require the prior written consent of the Persons whose interests are materially and adversely affected. An amendment shall be deemed not to materially and adversely affect the interests of the Noteholders if the Rating Agency Condition is satisfied with respect to such amendment. The consent of the Certificateholders, the Indenture Trustee or the Owner Trustee shall be deemed to have been given if the Servicer does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given.

     (b) Notwithstanding the foregoing, no amendment shall (i) reduce the interest rate or principal amount of any Note, or delay the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note, or (ii) reduce the percentage of the aggregate outstanding principal amount of the Outstanding Notes, the Holders of which are required to consent to any matter without the consent of the Holders of at least the percentage of the aggregate outstanding principal amount of the Outstanding Notes which were required to consent to such matter before giving effect to such amendment.

     (c) Notwithstanding anything herein to the contrary, any term or provision of this Agreement may be amended by the parties hereto without the consent of any of the Noteholders or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

     (d) It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

     (e) Prior to the execution of any amendment to this Agreement, the Buyer shall provide each Rating Agency with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this Agreement, the Buyer shall furnish a copy of such amendment to each Rating Agency, the Issuer, the Owner Trustee and the Indenture Trustee.

     (f) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

     SECTION 3.7 Waivers. No failure or delay on the part of the Buyer, the Servicer, the Seller, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Buyer or the Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 3.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

     SECTION 3.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     SECTION 3.10 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer and the Seller and their respective successors and permitted assigns. The Seller may not assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

     SECTION 3.11 Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and consents to the sale of the Transaction SUBI and the assignment of all rights and obligations of the Seller related thereto by the Buyer to the Issuer pursuant to the SUBI Transfer Agreement and the mortgage, pledge, assignment and grant of a security interest in the Transaction SUBI by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Seller hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Buyer under this Agreement.

     SECTION 3.12 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 3.13 Nonpetition Covenant. With respect to each Bankruptcy Remote Party, each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations under each Financing (i) no party hereto shall authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. Each of the parties hereto agrees that, prior to the date which is one year and one day after the payment in full of all obligations under each Financing, it will not institute against, or join any other Person in instituting against, any Bankruptcy Remote Party an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceeding under the laws of the United States or any State of the United States.

     SECTION 3.14 Each SUBI Separate; Assignees of SUBI. Each party hereto acknowledges and agrees (and each holder or pledgee of the Transaction SUBI, by virtue of its acceptance of such Transaction SUBI or pledge thereof, acknowledges and agrees) that (a) the Transaction SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Transaction SUBI or the Transaction SUBI Portfolio shall be enforceable against the Transaction SUBI Portfolio only and not against any Transaction SUBI Assets or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Transaction SUBI or any Other SUBI Assets, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any SUBI (other than the Transaction SUBI) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Transaction SUBI in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Transaction SUBI or the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any Other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any SUBI other than the Transaction SUBI or any SUBI Assets other than the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the Transaction SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Transaction SUBI or the Transaction SUBI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

     SECTION 3.15 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 3.3 of this Agreement;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) to the extent permitted by applicable law, waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        VW CREDIT, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:

                                        3800 Hamlin Road
                                        Auburn Hills, Michigan 48326
                                        Attn: Treasurer
                                        Telephone: (248) 754-5360
                                        Telecopy: (248) 754-4581

                                        VOLKSWAGEN AUTO LEASE UNDERWRITTEN
                                        FUNDING, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:

                                        3800 Hamlin Road
                                        Auburn Hills, Michigan 48326
                                        Attn: Treasurer
                                        Telephone: (248) 754-5360
                                        Telecopy: (248) 754-4581

                                   SCHEDULE I

                         REPRESENTATIONS AND WARRANTIES
                              WITH RESPECT TO UNITS

     1. Ownership of the Units.

     (a) As of the Cut-Off Date, good and valid ownership of each Unit will be validly and effectively vested in the Origination Trust, free and clear of all Adverse Claims, except for Permitted Liens (and no Adverse Claim, other than an Adverse Claim of the type described in clause (f) of the definition of Permitted Liens, shall be noted on the certificate of title for any Vehicle included in any such Unit).

     (b) As of the Closing Date, good and valid ownership of the beneficial interest in each Unit will be validly and effectively conveyed to, and vested in the Buyer, free and clear of all Adverse Claims, except for Permitted Liens.

     2. Event of Loss. As of the Cut-Off Date, to the Seller's knowledge, no Vehicle included in any such Unit was subject to an event which would constitute an Event of Loss.

     3. Eligible Units. As of the Cut-Off Date, each Unit included in the Transaction SUBI Portfolio was an Eligible Unit.

     4. Amortization of Leases. The Lease included in such Unit was written on a constant yield basis and provides for substantially equal monthly payments, such that, at the end of the lease term, the capitalized cost has been amortized to an amount equal to the Stated Residual Value of the related Vehicle.

     5. Valid Assignment. No Transaction Lease was originated in, or is subject to the laws of, any jurisdiction under which the transfer and assignment of a beneficial interest in such Transaction Vehicle pursuant to a transfer of the Transaction SUBI Certificate or the Transaction SUBI or any other transaction contemplated hereunder to occur on or about the Closing Date, is unlawful, void or voidable. No Transaction Vehicle is subject to the laws of any jurisdiction under which the transfer and assignment of a beneficial interest in such Vehicle pursuant to transfer of the Transaction SUBI Certificate or the Transaction SUBI, or any other transaction contemplated hereunder to occur on or about the Closing Date, is unlawful, void or voidable.

     6. Aggregate Securitization Value. As of the Cut-Off Date, the aggregate Securitization Value of all Transaction Units was $[___________].

     7. New Vehicles. Each Vehicle related to a Unit included in the Transaction SUBI Portfolio was new Vehicle at the inception of the related Lease.

     8. Location of Leases. As of the Closing Date, the files and records for each Unit included in the Transaction SUBI Portfolio are maintained at the offices of the Servicer.

     9. Accuracy of Information. The information relating to each Unit set forth on Schedule 1 to the Transaction SUBI Supplement is true and correct in all material respects.

                                   SCHEDULE II

              PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

     In addition to the representations, warranties and covenants contained in the SUBI Sale Agreement, the Seller hereby represents, warrants, and covenants to the Buyer as follows on the Closing Date:

     1. The SUBI Sale Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Transaction SUBI Certificate in favor of the Buyer, which security interest is prior to all other Adverse Claims and is enforceable as such as against creditors of and purchasers from the Seller.

     2. The Transaction SUBI Certificate constitutes a "general intangible," "instrument," "certificated security," or "tangible chattel paper," within the meaning of the applicable UCC.

     3. The Seller owns and has good and marketable title to the Transaction SUBI Certificate free and clear of any Adverse Claim, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Adverse Claim attaches is not impaired during the pendency of such proceeding.

     4. The Seller has received all consents and approvals to the sale of the Transaction SUBI Certificate hereunder to the Buyer required by the terms of the Transaction SUBI Certificate to the extent that it constitutes an instrument or a payment intangible.

     5. The Seller has received all consents and approvals required by the terms of the Transaction SUBI Certificate, to the extent that it constitutes a securities entitlement, certificated security or uncertificated security, to the transfer to the Buyer of its interest and rights in the Transaction SUBI Certificate hereunder.

     6. The Seller has caused or will have caused, within ten days after the effective date of the SUBI Sale Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Transaction SUBI Certificate from the Seller to the Buyer and the security interest in the Transaction SUBI Certificate granted to the Buyer hereunder.

     7. To the extent that the Transaction SUBI Certificate constitutes an instrument or tangible chattel paper, all original executed copies of each such instrument or tangible chattel paper have been delivered to the Buyer.

     8. Other than the transfer of the Transaction SUBI Certificate from the Seller to the Buyer under the SUBI Sale Agreement and from the Buyer to the Issuer under the SUBI Transfer Agreement and the security interest granted to the Indenture Trustee pursuant to the Indenture, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Transaction SUBI Certificate. The Seller has not authorized the filing of, nor is aware of, any financing statements against the Seller that include a description of collateral covering the Transaction SUBI Certificate other than any financing statement relating to any security interest granted pursuant to the Transaction Documents or that has been terminated.

     9. No instrument or tangible chattel paper that constitutes or evidences the Transaction SUBI Certificate has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.


                                      II-2